EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Institutional Shares of

Cross Shore Discovery Fund

Tendered Pursuant to the Offer to Purchase

Dated March 16, 2017

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

THE FUND BEFORE 11:59 P.M., EASTERN TIME, ON APRIL 17, 2017

UNLESS THE OFFER IS EXTENDED.

For Certified Mail, Return Receipt Requested:

Cross Shore Discovery Fund

Institutional Shares

P.O. Box 46707

Cincinnati, OH 45246-0707

For Overnight Mail:

Cross Shore Discovery Fund

Institutional Shares

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

For additional information:

Phone: (844) 300-7828

Fax: (513) 587-3438

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its Institutional Shares of Cross Shore Discovery Fund (“Shares”), or the tender of a portion of such Shares, for purchase by the Cross Shore Discovery Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                                     .

This tender was in the amount of:

☐	All Shares.

☐	Portion of Shares expressed as a specific dollar value. $___________

☐	Portion of Shares expressed as a specific number of Shares.

___________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares (or portion of the Shares) previously tendered will not be purchased by the Cross Shore Discovery Fund pursuant to the terms of the Offer of Purchase referenced above.

Signature of Shareholder	Signature of Joint Shareholder or Other Person whose signature is required

Print Name of Shareholder	Print Name Joint Shareholder or Other Person whose signature is required

Signature of Authorized Representative (if applicable)	Signature of other Authorized Representative whose signature is required (if applicable)

Print Name of Authorized Representative (if applicable)	Print Name of other Authorized Representative whose signature is required (if applicable)

Print Title of Authorized Representative and Relationship to Shareholder (if applicable)	Print Title of other Authorized Representative whose signature is required and Relationship to Shareholder (if applicable)

Date:

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